LIONBRIDGE REPORTS Q1 REVENUE OF $112.1 MILLION AND GAAP EPS OF $0.03

Grows Revenue 12% Year-on-Year; $12.4 Million Revenue Growth Drives $7.2 Million Earnings
Expansion, Indicating Strong Momentum for FY 2012

WALTHAM, Mass. – May 08, 2012 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended March 31, 2012. Financial highlights for the quarter include:

•	Revenue of $112.1 million, an increase of $12.4 million compared to the first quarter of 2011, reflecting year-on-year growth of 12%.

•	GAAP net income of $1.7 million, or $0.03 per share based on 59.7 million weighted average fully diluted shares outstanding. This marks an increase of $7.2 million or $0.12 per share compared to the first quarter of 2011.

•	Non-GAAP adjusted earnings of $3.9 million or $0.06 per share, an increase of $5.6 million or $0.09 per share from the first quarter of 2011. The Company defines non-GAAP adjusted earnings as net income excluding restructuring and related costs, stock-based compensation and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

During the quarter, the Company secured several new customer engagements, including agreements with a large pharmaceutical company, a leading food and beverage retailer and a luxury retailer.

“Our strong first quarter results reflect positive momentum on all levels. As we bring new offerings to market and diversify our client base across industry sectors, we are scaling many large accounts and accelerating new business,” said Rory Cowan, CEO of Lionbridge. “Our ongoing revenue and profit momentum underscores our commitment to growing our recurring revenue streams, broadening our client base and establishing new opportunities across the lifecycle of our clients’ products and content.”

The Company also provided revenue expectations for the second quarter of 2012 with estimated revenue of $113-116 million.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters and the Company’s expectations for future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The passcode for the call is Lionbridge. The conference call will also be available live online.

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. These measures are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measures for adjusted earnings and adjusted earnings per share are net income and net income per share and has provided a reconciliation of these measures to net income (loss) at the end of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of translation, development and testing solutions. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to translation, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance and expected revenue and earnings growth, and the momentum, pace and strengthening of such growth, of Lionbridge in Q2 2012 and FY 2012. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; the loss of or reduction in demand from one or more major client or customer, which would materially reduce revenue and cash flow and adversely affect Lionbridge’s business; Lionbridge’s ability to expand its relationships with existing clients; Lionbridge’s ability to broaden its client base; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; market acceptance of and customer demand for the Company’s SaaS-based technology offerings, including Translation Workspace and GeoFluent; errors, interruptions or delays in SaaS-based technology or Web hosting; breaches of security measures; risks associated with the financial aspects of the subscription model utilized in connection with the its SaaS-based technology offerings; the cost, complexity, timing and speed of continued development and enhancements of real-time machine translation technology initiatives, including customer and user acceptance of the Company’s services and technologies; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; continued uncertainty and volatility in global economic conditions that could negatively affect demand for the Company’s services and technologies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition;  Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
Revenue................................................................................	$112,096	$99,652
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) ............................................	78,173	71,736
Sales and marketing.................................................	8,509	8,278
General and administrative............................................	19,176	18,625
Research and development............................................	1,362	1,396
Depreciation and amortization............................................	1,645	1,291
Amortization of acquisition-related intangible assets...............	480	583
Restructuring and other charges............................................	284	2,103

Total operating expenses............................................	109,629	104,012

Income (loss) from operations............................................	2,467	(4,360)
Interest expense:
Interest on outstanding debt ............................................	190	149
Amortization of deferred financing costs .............................	25	25
Interest income .................................................................	20	17
Other (income) expense, net ..................................................	(31)	458

Income (loss) before income taxes.............................................	2,303	(4,975)
Provision for income taxes ..................................................	582	471

Net income (loss)....................................................................	$1,721	$(5,446)

Basic	$0.03	$(0.09)
Diluted	$0.03	$(0.09)
Weighted average number of common shares outstanding:
Basic	58,557	57,523
Diluted	59,662	57,523

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents............................................	$19,932	$25,219
Accounts receivable, net of allowances of $500 at March 31, 2012 and December 31, 2011.............................................	62,961	58,413
Unbilled receivables.................................................	27,825	20,665
Other current assets.................................................	10,781	9,120

Total current assets............................................	121,499	113,417
Property and equipment, net............................................	21,935	21,725
Goodwill ................................................................	9,675	9,675
Other intangible assets, net............................................	6,776	7,256
Other assets..........................................................	5,562	5,674

Total assets..................................................	$165,447	$157,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable..........................................................	$21,257	$19,347
Accrued compensation and benefits....................................	17,712	15,696
Other accrued expenses and current liabilities .........................	22,894	21,802
Deferred revenue..........................................................	11,353	11,057

Total current liabilities............................................	73,216	67,902
Long-term debt, less current portion............................................	24,700	24,700
Deferred income taxes, long-term............................................	641	641
Other long-term liabilities............................................	13,231	13,212

Total stockholders’ equity ............................................	53,659	51,292

Total liabilities and stockholders’ equity...............	$165,447	$157,747

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
Net income (loss) ............................................	$1,721	$(5,446)
Amortization of acquisition-related intangible assets...................	480	583
Stock-based compensation............................................	1,385	1,091
Restructuring and other charges............................................	284	2,103

Adjusted earnings............................................	3,870	(1,669)
Fully diluted weighted average number of common shares outstanding	59,662	57,523
Adjusted EPS	$0.06	$(0.03)

Contact:
Sara Buda
Lionbridge
+1-781-434-6190
sara.buda@lionbridge.com